                                         EXHIBIT 26(d)(xxi)

Pruco Life Insurance Company

| Insured |Rider for Policy No.
| |
| |
|_____________________________________ |______________________________________

TERMINATION OF BENEFIT

We agree that the benefit ___________________________________, will end as of _________________________. Then all references in this contract to that benefit will no longer apply. The premium for that benefit will not be payable on or after that date.

| Rider attached to and made a part of this contract
|
| Pruco Life Insurance Company
|
| By /s/ DOROTHY K. LIGHT
| Secretary
|
| Date Attest
|___________________________________________________
- -----------
PLI 78--82
- -----------